                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                       FORM 8-K

                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of The
                           Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      April 20, 1998
                                                 -----------------------



                                 Travelers Group Inc.
---------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)


        Delaware                       1-9924                 52-1568099
        ---------                  ---------------          -------------
     (State or other               (Commission              (IRS Employer
     jurisdiction of               File Number)             Identification No.)
     incorporation)

               388 Greenwich Street, New York, New York          10013
---------------------------------------------------------------------------
               (Address of principal executive offices)     (Zip Code)

                                    (212) 816-8000
---------------------------------------------------------------------------
                 (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

     Travelers Group Inc. (the Company) reported a 25% increase in operating earnings for the first quarter ended March 31, 1998 to a record $1.007 billion, or $0.87 per share (basic) and $0.84 (diluted). This is up from $806.2 million, or $0.70 per share (basic) and $0.66 (diluted), in the comparable 1997 quarter. Revenues were a record $10.4 billion, a 19% rise from $8.7 billion in 1997.

     Net income for the quarter reached $1.093 billion, or $0.95 per share (basic) and $0.91 (diluted), up from $815.1 million, or $0.71 per share (basic) and $0.67 (diluted), in the 1997 period. The current quarter includes net investment portfolio gains of $86.5 million, while the prior year period included net investment portfolio gains of $8.9 million. Basic earnings per share are based on 1.116 billion weighted average common shares outstanding in the current quarter and 1.104 billion in the 1997 period. Diluted earnings per share are based on 1.173 billion adjusted weighted average shares in the 1998 quarter and 1.182 billion in the year earlier period.

     As previously announced, on April 5, 1998, the Company and Citicorp agreed to merge, subject to customary conditions including approvals of regulators and stockholders. Information about Citicorp is included in its periodic reports and other materials filed with the Securities and Exchange Commission. On April 21, 1998, Citicorp reported net income for the first quarter of 1998 of $1.065 billion, or $2.28 per share (basic) and $2.23 per share (diluted). Revenues adjusted for the effect of credit card securitization activity were $6.065 billion for the period.

                                INVESTMENT SERVICES

SALOMON SMITH BARNEY OPERATING EARNINGS:
     $502.8 MILLION, UP 22% FROM $411.9 MILLION IN 1997 PERIOD

     Salomon's Smith Barney's revenues increased in every category compared with a strong first quarter in 1997. Net revenues reached $3.1 billion, up 16%. Return on equity from operating earnings was 23.1%, up from last year and significantly better than the previous quarter's 12.5%. The pretax profit margin at 25.9% was also significantly improved from the previous quarter.

     Robust securities markets resulted in an increase of 11% in commission revenues, as the average annualized retail gross production per Financial Consultant continued to rise to $452,000, up 15% from last year's first quarter and up 9% from the previous quarter. Total client assets passed the $700 billion mark, increasing 29%. Total assets under fee-based management increased to $245 billion, up 32%. Included in assets under fee-based management are those assets discussed in the next section of this report as well as assets in accounts managed by the Consulting Group, which rose almost 44% to $67.1 billion, and assets in FC managed accounts, which reached $13.3 billion, up more than 56%. Revenues from asset management and administration fees increased by $109 million to almost $500 million for the 1998 quarter.

     Investment banking revenues jumped 30% to $628.1 million, primarily reflecting an increase in merger and acquisition advisory fees as well as revenue growth from unit trust, equities, high yield and investment grade debt underwriting.

     Principal transaction revenues were up slightly from last year to $779.5 million and significantly improved from $243.2 million in the previous quarter. Positive results from commodities trading conducted by Phibro Inc. were somewhat offset by a decline in equities and fixed income trading. Net interest revenues totaled $395.3 million, up 23% from $321.9 million in the 1997 period.

     Total expenses increased almost 15% quarter-over-quarter to $2.3 billion, principally as a result of higher compensation and other expenses related to greater production. The ratio of compensation and benefits to net revenues was 54.9%, down from 59.5% in the previous quarter. The majority of the expected future cost savings from the Salomon Inc combination are real estate-related and will begin to be realized toward the end of 1998 as space is consolidated.

SALOMON SMITH BARNEY ASSET MANAGEMENT OPERATING EARNINGS:  $60.3 MILLION, UP
     36% FROM $44.4 MILLION IN 1997 PERIOD

     Although included in Salomon Smith Barney's overall results, this division is being focused upon as a separate corporate business line.

     The division's excellent earnings growth reflects continued strength in mutual funds, managed accounts, and its share of unit trust revenues, as well as the acquisition of $5.9 billion of Common Sense Trust assets at year-end 1997.

     Its $165 billion in assets under management break down to 31% in money market funds, 34% in mutual funds and 35% in accounts managed for high net worth individuals, pension funds, corporations and other institutions. Investment advisory, administration and distribution fees rose 20% to $201.7 million in the quarter, reflecting a 26% increase in assets under management since the comparable period last year. The pre-tax profit margin from this unit was 44.4%, up from 39.5% in the prior year period, and among the highest in the industry.

     In the mutual fund sector, there was a significant increase not only in dollar inflows but also in performance, with the number of Morningstar 4- and 5-star funds rising to 23, up from 15 in the prior year period. In addition, sales of proprietary mutual funds rose 60%, and they account for an increasing percentage - 28.2% versus 24.6% in the 1997 quarter - of Salomon Smith Barney's total mutual fund sales.

     New products successfully introduced recently include the TOTAL RETURN BOND FUND as well as a unit investment trust consisting of Real Estate Investment Trusts.

                                   CONSUMER FINANCE

CONSUMER FINANCE OPERATING EARNINGS:
     $59.4 MILLION, UP 26% FROM $47.3 MILLION IN 1997 PERIOD

     This segment's performance, in a traditionally slow quarter, reflects the integration of Security Pacific Financial Services into the Commercial Credit branch system since July 1997, continued internal receivables growth and an improved charge-off rate.

     Net receivables owned reached a record $11.4 billion, up 35% from the prior year period and up $335 million or 3% since year-end 1997. This excludes $255.1 million in credit card receivables securitized on March 6, 1998. Most of the receivables growth was in real estate-secured loans, which particularly reflects the strength of this product among Primerica Financial Services (PFS) representatives. On a managed basis, including securitized assets, receivables totaled $11.6 billion, an increase of $404 million since year-end 1997.

     The average yield on owned receivables, at 14.18%, was down from 14.65% in the 1997 quarter, reflecting the shift in the portfolio mix toward lower-risk real estate loans which have lower margins. At quarter-end, the owned portfolio consisted of 47% real estate-secured loans, 35% personal loans, 11% credit cards and 7% sales finance and other.

     Delinquencies over 60 days on owned receivables were 2.33% of receivables, down slightly from 2.35% at year-end 1997, but up from 2.25% at the end of the comparable quarter last year. The charge-off rate on owned receivables of 2.75% was improved from the prior year period. As expected, it was up from 2.42% in the previous quarter, which contained a short-term benefit from the transition of Security Pacific's portfolio to the Company's charge-off policies. The charge-off rate is expected to return to lower levels during the second half of 1998.

                                    LIFE INSURANCE

PRIMERICA FINANCIAL SERVICES OPERATING EARNINGS:
     $94.6 MILLION, UP 21% FROM $78.1 MILLION IN 1997 PERIOD

     The quarter's record performance reflects PFS's continued success at cross-selling a range of products, growth in life insurance in force, favorable mortality experience and disciplined expense management.

     Life insurance in force reached a record $372.5 billion, up 3% from the prior year quarter, reflecting good policy persistency and stable sales growth. New term life insurance sales were $13.0 billion in face value, up from $12.0 billion in the 1997 quarter. Although the number of policies issued declined quarter-over-quarter, the average face amount per policy issued rose 16% to $222,600.

     Cross-selling ventures demonstrated continued success. Distribution of non-life insurance products accounted for $19.6 million, or 21%, of PFS's operating earnings, an increase of 39% from the prior year quarter.

     Sales of mutual funds rose more than 6% to $768.7 million (at net asset value), despite some softness in the Canadian mutual fund market. Salomon Smith Barney funds accounted for almost 60% of PFS's U.S. sales and approximately 44% of total sales.

     Cash advanced on $.M.A.R.T. loan -Registered Trademark- and $.A.F.E.-Registered Trademark- loan products underwritten by Commercial Credit was up 15% to $332.5 million. The TRAVELERS SECURE line of property casualty insurance products showed strong growth, with premiums up almost four-fold to $38 million and the number of policies sold in the quarter up 123% to 37,192. The number of agents licensed to sell auto and homeowners insurance jumped 51% to over 10,000 people. Variable annuity sales also climbed, reaching net written premiums and deposits of $126.3 million.

     One of the primary factors in PFS's cross-selling success, the FINANCIAL NEEDS ANALYSIS, continues to help the company's Personal Financial Analysts define and address their client's needs. They submitted more than 140,000 FNA'S in the quarter, indicating the potential that more than one-half million people will have an analysis done for them before year-end 1998.

TRAVELERS LIFE & ANNUITY OPERATING EARNINGS:
     $118.1 MILLION, UP 17% FROM $101.1 MILLION IN 1997 PERIOD

     These record earnings were largely driven by strong investment income and double-digit growth in individual and group annuity account balances as well as long term care premiums. Positive earnings momentum attributable to strong sales growth of less capital-intensive products - including variable life insurance and annuities - continues to be partially offset by a gradual decline in the amount of higher margin business written in prior years.

     In deferred annuities, significant sales through Salomon Smith Barney Financial Consultants and The Copeland Companies, combined with favorable market returns from variable annuities, drove account balances to $17.5 billion at March 31, 1998, up 29% or $4.0 billion from a year ago. Premium deposits for the quarter were up 43% to $819.8 million, of which more than 80% was generated by cross-selling through Salomon Smith Barney Financial Consultants and The
Copeland Companies.   Premium deposits through the former rose 94% to $348
million, reflecting the momentum of a fourth quarter 1997 cross-selling initiative, while Copeland's premium deposits increased 31% to $319 million, reflecting growth in its core business and continued success with the Salomon Smith Barney joint venture in the small company segment of the 401(k) market.

     Payout and group annuity account balances and benefit reserves reached $12.2 billion at March 31, 1998, up 10%. The revitalization of this business is reflected in the 33% increase in net written premiums and deposits (excluding Travelers Group employee pension plan deposits) to $859.9 million, up from $647.1 million in the 1997 period.

     For individual life insurance, net premiums and deposits were $85.2 million, up 22%. Single deposits doubled to $23.8 million, and new periodic premium sales increased 22%, reflecting a doubling of sales at Salomon Smith Barney. For the quarter, Salomon Smith Barney life sales increased to over 40% of new periodic premium and single deposits. Life insurance in force was $52.4 billion at March 31, 1998, up $1.9 billion from a year ago.

     Earned premiums for the growing long term care insurance product line increased 31% to $45.6 million. New sales through Salomon Smith Barney increased to over 15% of total sales.


                             PROPERTY CASUALTY INSURANCE

          (Travelers Property Casualty Corp. is 83.3% owned by the Company.)

TRAVELERS PROPERTY CASUALTY OPERATING EARNINGS:
     $303.9 MILLION, BEFORE MINORITY INTEREST

TRAVELERS GROUP'S SHARE:
     $253.1 MILLION, UP 15% FROM $219.6 MILLION IN 1997 PERIOD

     Travelers Property Casualty Corp.'s results for the quarter were strong, reflecting higher net investment income and continued productivity gains. Operating earnings include financing and other corporate costs of $28.7 million and were further reduced by minority interest of $50.8 million.


COMMERCIAL LINES OPERATING EARNINGS (before minority interest):
     $224.6 MILLION, UP 16% FROM $193.5 MILLION IN 1997 PERIOD

     Performance improvement in this segment reflects strong net investment income, continued expense savings and no catastrophe losses versus $4.9 million in catastrophe losses, after taxes and reinsurance, in the prior year period.

     While the company continues its disciplined approach to underwriting, it has also maintained strong retention rates and captured new business in the markets and product and service areas where it makes sense to do so. This includes an increase in sales to small businesses and increased sales of claim service-only business.

     The statutory combined ratio for the quarter was 106.8% compared to 110.5%, as adjusted, in the 1997 period. Total net written premiums were $1.212 billion, up slightly from $1.196 billion, excluding a one-time adjustment of $142.4 million in the prior year period.

PERSONAL LINES OPERATING EARNINGS (before minority interest):
     $108.0 MILLION VERSUS $107.5 MILLION IN 1997 PERIOD

     Operating results were driven by growth in premium income and strong net investment income. These were offset by catastrophe losses, after taxes and reinsurance, of $8.6 million, compared to no such losses in the 1997 quarter, and investments in service centers and market expansions.

     Personal Lines achieved strong growth in new business among all distribution channels and continued to lay the foundation for future market expansion. Total net written premiums grew 14% over the prior year to $806.0 million, excluding a one-time reinsurance adjustment in 1997 of $68.7 million.

     Market expansion also continued in the quarter with entry into the New York non-standard auto market, and there are now over 1,500 licensed producers in California for the company's recently established TravCal subsidiary.

     The statutory combined ratio for the quarter was 93.2% compared to 89.8%, as adjusted, in the 1997 first quarter. The increase was primarily due to the increase in catastrophe losses.

CORPORATE AND OTHER

OPERATING EXPENSE:  ($21.1 MILLION) VERSUS ($51.8 MILLION) IN 1997 PERIOD

     Net treasury and corporate staff expenses for the quarter were up slightly from the prior year period. The decline in total operating expense for the segment reflects income from the disposition of a real estate development property.

INVESTMENT PORTFOLIO

     The Company's $64 billion investment portfolio consists primarily of fixed income investments with average quality ratings of A+/A1. The effective duration of the fixed income portfolio, including short-term fixed income investments, is 5.0 years.


                            _____________________________

     The Company, which as of March 31, 1998 had assets of $400 billion, is a diversified, integrated financial services company engaged in investment services, asset management, consumer finance and life and property casualty insurance services. Book value per share at quarter-end was $17.50 -- which includes unrealized gains in the investment portfolio of $1.121 billion. Excluding the mark-to-market requirement for the investment portfolio, the book value for the period would have been $16.53 per share.

FORWARD LOOKING STATEMENTS

     Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company's actual results may differ materially from those included in the forward-looking statements.

Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate," and similar expressions. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: changes in general economic conditions, including changes in the interest rate environment and the level of personal bankruptcies; customer responsiveness to both new products and distribution channels; and the possibility that the Company will be unable to achieve anticipated levels of operational efficiencies related to recently acquired companies, as well as achieving its other cost-savings initiatives.

                      TRAVELERS GROUP - SUMMARY OF EARNINGS
               (In millions of dollars, except per share amounts)


                                                                                       For the quarter ended
                                                                                             March 31,
                                                                      ------------------------------------------------------
                                                                               1998                            1997
                                                                      -----------------------         ----------------------
         REVENUES                                                          $        10,367.6               $         8,699.9
         --------                                                     =======================         ======================

         INCOME AFTER TAX AND MINORITY INTEREST:
         --------------------------------------

         OPERATING EARNINGS                                                $         1,006.9               $           806.2

         Portfolio gains                                                                86.5                             8.9
                                                                      -----------------------         -----------------------

         NET INCOME                                                        $         1,093.4               $           815.1
                                                                      =======================         =======================

         BASIC EARNINGS PER SHARE:

         OPERATING EARNINGS                                                $            0.87               $            0.70

         Portfolio gains                                                                0.08                            0.01
                                                                      -----------------------         -----------------------


         NET INCOME                                                        $            0.95               $            0.71
                                                                      =======================         =======================

         WEIGHTED AVERAGE COMMON SHARES
              OUTSTANDING, APPLICABLE TO BASIC EPS                                   1,116.2                         1,103.9
                                                                      =======================         =======================

         DILUTED EARNINGS PER SHARE:
         --------------------------

         OPERATING EARNINGS                                                $            0.84               $            0.66

         Portfolio gains                                                                0.07                            0.01
                                                                      -----------------------         -----------------------

         NET INCOME                                                        $            0.91               $            0.67
                                                                      =======================         =======================

         ADJUSTED WEIGHTED AVERAGE COMMON SHARES
              OUTSTANDING, APPLICABLE TO DILUTED EPS                                 1,173.1                         1,182.0
                                                                      =======================         =======================

         COMMON SHARES ISSUED AND
         ------------------------
              OUTSTANDING AT PERIOD END                                              1,151.9                         1,146.6
              -------------------------                               =======================         =======================

         PREFERRED DIVIDENDS - BASIC                                       $           (31.1)              $           (35.8)
         ---------------------------                                  =======================         =======================

         PREFERRED DIVIDENDS - DILUTED                                     $           (24.8)              $           (26.1)
         -----------------------------                                =======================         =======================


                       TRAVELERS GROUP - SEGMENT REVENUES

                            (In millions of dollars)



                                                                                       For the quarter ended
                                                                                             March 31,
                                                                      -------------------------------------------------------
                                                                                1998                            1997
                                                                      -----------------------         -----------------------
         REVENUES

         INVESTMENT SERVICES
         -------------------
         Investment banking and brokerage                                  $         5,831.8              $           4,691.3
         Asset management                                                              224.9                            186.1
                                                                      -----------------------         ------------------------
              Total Investment Services                                              6,056.7                          4,877.4
                                                                      -----------------------         ------------------------

         CONSUMER FINANCE SERVICES
         -------------------------
                                                                                       485.0                            377.1
                                                                      -----------------------         ------------------------

         LIFE INSURANCE SERVICES
         -----------------------
         Travelers Life and Annuity                                                    771.9                            617.9
         Primerica Financial Services                                                  401.4                            375.2
                                                                      -----------------------         ------------------------
              Total Life Insurance Services                                          1,173.3                            993.1
                                                                      -----------------------         ------------------------

         PROPERTY AND CASUALTY INSURANCE SERVICES
         ----------------------------------------
         Commercial Lines                                                            1,696.7                          1,624.1
         Personal Lines                                                                893.0                            805.0
         Other                                                                           4.5                              2.2
                                                                      -----------------------         ------------------------
              Total P&C Insurance Services                                           2,594.2                          2,431.3
                                                                      -----------------------         ------------------------

         CORPORATE AND OTHER                                                            58.4                             21.0
         -------------------                                          -----------------------         ------------------------

              Total revenues                                               $        10,367.6               $          8,699.9
                                                                      =======================         ========================

                  TRAVELERS GROUP - SEGMENT OPERATING EARNINGS
                            (In millions of dollars)


                                                                                       For the quarter ended
                                                                                             March 31,
                                                                      --------------------------------------------------------
                                                                                 1998                             1997
                                                                      -----------------------         ------------------------
         OPERATING EARNINGS

         INVESTMENT SERVICES
         -------------------
         Investment banking and brokerage                                  $             442.5            $            367.5
         Asset management                                                                 60.3                          44.4
                                                                      -------------------------         ---------------------
              Total Investment Services                                                  502.8                         411.9
                                                                      -------------------------         ---------------------

         CONSUMER FINANCE SERVICES                                                        59.4                          47.3
         -------------------------                                    -------------------------         ---------------------

         LIFE INSURANCE SERVICES
         -----------------------

         Travelers Life and Annuity                                                      118.1                         101.1
         Primerica Financial Services                                                     94.6                          78.1
                                                                      -------------------------         ---------------------
              Total Life Insurance Services                                              212.7                         179.2
                                                                      -------------------------         ---------------------

         PROPERTY AND CASUALTY INSURANCE SERVICES
         ----------------------------------------

         Commercial Lines                                                                224.6                         193.5
         Personal Lines                                                                  108.0                         107.5
                                                                      -------------------------         ---------------------
                                                                                         332.6                         301.0
         Financing costs and other                                                       (28.7)                        (33.1)
         Minority interest                                                               (50.8)                        (48.3)
                                                                      -------------------------         ---------------------
              Total P&C Insurance Services                                               253.1                         219.6
                                                                      -------------------------         ---------------------

                        Total business income                                          1,028.0                         858.0
                                                                      -------------------------         ---------------------

         CORPORATE AND OTHER                                                             (21.1)                        (51.8)
         -------------------                                          -------------------------         ---------------------

                        Total operating earnings                          $            1,006.9              $          806.2
                                                                      =========================         =====================

                          INVESTMENT SERVICES -- PAGE 1
                            (In millions of dollars)


                                                                                        As of, or for the quarter
                                                                                             ended March 31,
                                                                      -------------------------------------------------------
                                                                                 1998                            1997
                                                                      -------------------------         ---------------------
         SALOMON SMITH BARNEY

         Revenues:
              Commissions                                                $           795.2             $           716.3
              Asset management and administration fees                               497.6                         389.1
              Investment banking                                                     628.1                         483.8
              Principal transactions                                                 779.5                         762.3
              Other income                                                            38.7                          35.1
                                                                      ---------------------         ---------------------
                  Total noninterest revenues                                       2,739.1                       2,386.6
                                                                      ---------------------         ---------------------
              Interest and dividends                                               3,317.6                       2,490.8
              Interest expense                                                     2,922.3                       2,168.9
                                                                      ---------------------         ---------------------
                  Net interest and dividends                                         395.3                         321.9
                                                                      ---------------------         ---------------------
                           Total revenues, net of interest expense                 3,134.4                       2,708.5
                                                                      ---------------------         ---------------------
         Noninterest expenses:
              Compensation and benefits                                            1,721.9                       1,479.2
              Communications                                                         116.9                         120.9
              Occupancy and equipment                                                105.0                         106.4
              Floor brokerage and other production                                   109.6                          85.8
              Advertising and market development                                      69.7                          62.5
              Professional services                                                   50.9                          40.8
              Other operating and administrative expenses                            149.5                         132.4
                                                                      ---------------------         ---------------------
                         Total noninterest expenses                                2,323.5                       2,028.0
                                                                      ---------------------         ---------------------
         Income before income taxes                                                  810.9                         680.5
         Provision for income taxes                                                  308.1                         268.6
                                                                      ---------------------         ---------------------
         Net income                                                      $           502.8            $            411.9
                                                                      =====================         =====================

         Total equity (in billions)                                      $             8.9            $              7.9
         Return on equity                                                             23.1%                         21.7%
         Pre-tax profit margin                                                        25.9%                         25.1%
         Non-compensation expenses as a
            percent of net revenue                                                    19.2%                         20.3%

         CLIENT ASSETS
         -------------
         ASSETS UNDER FEE-BASED MANAGEMENT (IN BILLIONS):

              Money market funds                                         $            51.6            $             43.9
              Mutual funds                                                            56.0                          40.5
              Managed accounts                                                        57.4                          46.3
                                                                      ---------------------         ---------------------
                        Salomon Smith Barney Asset Management                        165.0                         130.7
              Financial Consultant managed accounts                                   13.3                           8.5
                                                                      ---------------------         ---------------------
                        Total internally managed accounts                            178.3                         139.2
              Consulting Group externally managed assets                              67.1                          46.7
                                                                      ---------------------         ---------------------
                        Total assets under fee-based management          $           245.4             $           185.9
                                                                      =====================         =====================

         PRIVATE CLIENT
         --------------
         Registered Financial Consultants                                           10,321                        10,430
         Annualized retail gross production per FC (000)                $              452            $              392
         Domestic retail offices                                                       432                           443

                          INVESTMENT SERVICES -- PAGE 2
                            (In millions of dollars)


                                                                                   As of, or for the quarter
                                                                                        ended March 31,
                                                                      ---------------------------------------------------
                                                                                1998                         1997
                                                                      ---------------------         ---------------------
         SALOMON SMITH BARNEY
         ASSET MANAGEMENT DIVISION (SSBAM)

         Revenues:
              Investment advisory, admin. & distribution fees           $         201.7             $          168.0
              Unit Investment Trust revenues - net                                 12.6                          8.7
              Other revenues                                                       10.6                          9.4
                                                                      ------------------         --------------------
                        Total revenues                                            224.9                        186.1
                                                                      ------------------         --------------------
         Expenses:

              Employee compensation and benefits                                   41.9                         35.4
              Deferred commission amortization                                     34.8                         32.8
              Other expenses                                                       48.4                         44.4
                                                                      ------------------         --------------------
                        Total expenses                                            125.1                        112.6
                                                                      ------------------         --------------------
         Operating income before income taxes                                      99.8                         73.5
         Provision for income taxes                                                39.5                         29.1
                                                                      ------------------         --------------------
         Operating earnings                                             $          60.3            $            44.4
                                                                      ==================         ====================

         Pre-tax profit margin                                                     44.4%                        39.5%

         SSBAM ASSETS UNDER MANAGEMENT (IN BILLIONS):
         -------------------------------------------
         Money market funds                                             $          51.6            $            43.9
                                                                      ------------------         --------------------
         Mutual funds:
              Equity                                                               29.9                         18.6
              Taxable Fixed                                                        13.3                         11.5
              Tax Exempt Fixed                                                      9.2                          8.0
              Annuities                                                             3.6                          2.4
                                                                      ------------------         --------------------
                        Total mutual funds                                         56.0                         40.5
                                                                      ------------------         --------------------
         Managed accounts                                                          57.4                         46.3
                                                                      ------------------         --------------------
              Salomon Smith Barney Asset Management                     $         165.0             $          130.7
                                                                      ==================         ====================

         Unit Investment Trusts held in client accounts                 $          13.1             $            9.4
         Number of Morningstar 4- and 5- star funds                                23                             15

         CONSOLIDATED TRAVELERS GROUP
         ASSETS UNDER MANAGEMENT (IN BILLIONS)
         -------------------------------------
         Salomon Smith Barney Asset Management                          $         165.0             $          130.7
         Financial consultant managed accounts                                     13.3                          8.5
         Travelers Life and Annuity (1)                                            25.2                         21.4
                                                                      ------------------         --------------------
              Total assets managed for third parties                    $         203.5             $          160.6
                                                                      ==================         ====================

         (1) Part of the Life Insurance Services segment.

                            CONSUMER FINANCE SERVICES
                            (In millions of dollars)


                                                                                As of, or for the quarter
                                                                                      ended March 31,
                                                                      -----------------------------------------------
                                                                              1998                        1997
                                                                      ------------------         --------------------
         REVENUES                                                       $        485.0            $       377.1

         OPERATING EARNINGS                                             $         59.4            $        47.3


         OWNED BASIS:
         ------------

         NET RECEIVABLES:
              Real estate-secured loans (1)                             $      5,325.8            $     3,698.2
              Personal loans (2)                                               3,960.5                  3,257.2
              Credit cards - owned                                             1,225.4                    972.2
              Sales finance and other                                            874.8                    519.0
                                                                      -----------------         ----------------
                   Consumer finance receivables,
                      net of unearned finance charges                         11,386.5                  8,446.6
              Accrued interest receivable                                         88.9                     51.7
              Allowance for credit losses                                       (331.4)                  (250.9)
                                                                      -----------------         ----------------
                  Consumer finance receivables, net                     $     11,144.0            $     8,247.4
                                                                      =================         ================

         Number of offices                                                       1,025                      857

         Number of credit card accounts                                      1,079,200                  836,400

         Average yield                                                          14.18%                   14.65%
         Average net interest margin                                             7.77%                    8.17%
         Charge-off rate                                                         2.75%                    2.95%
         60+ days past due as % of receivables                                   2.33%                    2.25%
         Reserves as % of net receivables                                        2.91%                    2.97%

         MANAGED BASIS:
         --------------
         Consumer finance receivables, net of unearned
              finance charges                                           $     11,386.5            $    8,446.6
         Credit card receivables securitized or held for sale (3)                255.1                       -
                                                                      -----------------         ----------------
              Managed receivables                                       $     11,641.6            $    8,446.6
                                                                      =================         ================

         Managed credit card receivables                                $      1,480.5            $      972.2

         Average yield                                                          14.13%                   14.65%
         Average net interest margin                                             7.74%                    8.17%
         Charge-off rate                                                         2.76%                    2.95%
         60+ days past due as % of receivables                                   2.31%                    2.25%

         (1) Includes fully secured $.M.A.R.T. receivables,
              as follows:                                               $     2,052.8             $    1,307.8
         (2) Includes $.A.F.E. and partially secured
              $.M.A.R.T. receivables, as follows:                       $       367.7             $      391.3
         (3) On March 6, 1998, the company securitized
              $255.1 million of credit card receivables.


         Note: Financial data for Security Pacific Financial Services is included from date of acquisition (July 31, 1997).

                        LIFE INSURANCE SERVICES -- PAGE 1
                            (In millions of dollars)


                                                                               As of, or for the quarter
                                                                                    ended March 31,
                                                                      --------------------------------------------
                                                                              1998                      1997
                                                                      -------------------         ----------------
         REVENUES                                                        $    1,173.3               $       993.1

         OPERATING EARNINGS
              Travelers Life and Annuity                                 $      118.1               $       101.1
              Primerica Financial Services                                       94.6                        78.1
                                                                      -------------------         ----------------
                        Total                                            $      212.7               $       179.2
                                                                      ===================         ================

                        LIFE INSURANCE SERVICES -- PAGE 2
                            (In millions of dollars)


                                                                                As of, or for the quarter
                                                                                     ended March 31,
                                                                      --------------------------------------------
                                                                              1998                      1997
                                                                      -------------------         ----------------
         TRAVELERS LIFE AND ANNUITY

         REVENUES                                                       $        771.9             $        617.9

         OPERATING EARNINGS                                             $        118.1             $        101.1

         PRE-TAX CONTRIBUTION BY SOURCE:
         -------------------------------
         Deferred and payout annuities                                  $         87.6             $         75.8
         Group annuities                                                          31.5                       22.7
         Life and long term care insurance                                        37.9                       35.0
         Other (includes run-off and return on excess capital)                    24.1                       19.7
                                                                      -----------------         ------------------
                        Total                                           $        181.1             $        153.2
                                                                      =================         ==================

         DEFERRED ANNUITIES:
         -------------------
         Number of annuities in force (000):
              Fixed                                                              404.9                      402.9
              Variable                                                           413.1                      293.5
                                                                      -----------------         ------------------
                 Total                                                           818.0                      696.4
                                                                      =================         ==================
         Number of annuities issued (000):

              Fixed                                                                5.4                        7.8
              Variable                                                            37.7                       29.1
                                                                      -----------------         ------------------
                 Total                                                            43.1                       36.9
                                                                      =================         ==================
         Net written premiums & deposits:
              Fixed                                                     $        232.7             $        144.1
              Variable                                                           587.1                      429.7
                                                                      -----------------         ------------------
                 Total                                                  $        819.8             $        573.8
                                                                      =================         ==================
         Policyholder account balances & benefit reserves (1):

              Fixed                                                     $      7,411.6           $        7,240.8
              Variable                                                        10,132.8                    6,308.7
                                                                      -----------------         ------------------
                 Total                                                  $     17,544.4           $       13,549.5
                                                                      =================         ==================

         PAYOUT ANNUITIES:
         ----------------
         Net written premiums & deposits                                $         81.0           $           54.7
         Policyholder account balances & benefit
               reserves                                                 $      4,558.1           $        4,403.6

         GIC AND OTHER ANNUITIES:
         -----------------------
         Net written premiums & deposits (2)                            $        778.9           $          592.4
         Policyholder account balances & benefit
               reserves: (1)
              Guaranteed investment contracts                           $      2,633.2           $        1,697.6
              Other group annuities                                            5,040.1                    4,991.3
                                                                      -----------------         ------------------
                        Total                                           $      7,673.3           $        6,688.9
                                                                      =================         ==================


         (1) Includes general account, separate accounts and managed funds.
         (2) Excludes deposits of $13.0 million and $33.0 million in the 1998 and 1997 first quarters, respectively, related to the transfer in-house of old Travelers pension fund assets previously managed externally.

                        LIFE INSURANCE SERVICES -- PAGE 3
                            (In millions of dollars)



                                                                               As of, or for the quarter
                                                                                    ended March 31,
                                                                      --------------------------------------------
                                                                             1998                      1997
                                                                      -----------------         ------------------
         TRAVELERS LIFE AND ANNUITY (CONT'D)

         INDIVIDUAL LIFE INSURANCE:
         -------------------------
         Life insurance in force (in billions, face amt.):
              Term                                                      $          30.6            $          29.5
              Permanent (universal & whole life)                                   21.8                       21.0
                                                                      ------------------         ------------------
                 Total                                                  $          52.4            $          50.5
                                                                      ==================         ==================

         Number of life policies in force (000)                                   525.2                      540.2

         Life insurance issued (in billions, face amt.)                 $           2.0            $           1.5
         Number of life policies issued (000)                                       7.1                        5.4

         Net written premiums & deposits:
              Direct periodic premiums and deposits                     $          76.2            $          71.2
              Single premium deposits                                              23.8                       11.9
              Reinsurance                                                         (14.8)                     (13.3)
                                                                      ------------------         ------------------
                        Total                                           $          85.2            $          69.8
                                                                      ==================         ==================

         Policyholder account balances & benefit
              reserves                                                  $       2,327.1            $       2,192.8

         INDIVIDUAL LONG TERM CARE INSURANCE:
         -----------------------------------
         Number of policies in force  (000)                                       107.7                       84.3
         Net earned premiums                                            $          45.6            $          34.9
         Net written premiums                                           $          44.5            $          42.5

         ALL BUSINESSES:
         --------------
         Net investment income                                          $         480.3            $         439.9
         Interest credited to contractholders                           $         215.0            $         197.6

                        LIFE INSURANCE SERVICES -- PAGE 4
                            (In millions of dollars)


                                                                                  As of, or for the quarter
                                                                                       ended March 31,
                                                                      ----------------------------------------------
                                                                              1998                       1997
                                                                      -------------------         ------------------
         PRIMERICA FINANCIAL SERVICES

         REVENUES                                                       $         401.4            $       375.2

         OPERATING EARNINGS:
         Life insurance                                                 $          75.0            $        64.0
         Other financial products                                                  19.6                     14.1
                                                                      ------------------         ----------------
              Total operating earnings                                  $          94.6            $        78.1
                                                                      ==================         ================

         Face value (in billions) of:

              Life insurance issued                                     $          13.0            $        12.0
              Life insurance in force                                   $         372.5            $       361.5

         Number of life policies issued (000)                                      51.1                     54.3
         Number of life policies in force (000)                                 2,141.6                  2,141.0

         Annualized issued premiums                                     $          40.8            $        41.1
         Direct premiums                                                $         306.2            $       300.3
         Earned premiums:
              PFS Individual term life                                  $         244.7            $       241.2
              Other                                                                15.5                     17.8
                                                                      ------------------         ----------------
                        Total earned premiums                           $         260.2            $       259.0
                                                                      ==================         ================

         Mutual fund sales at NAV:
              Salomon Smith Barney Asset Management funds               $         335.6            $       317.3
              Other funds                                                         228.8                    203.8
                                                                      ------------------         ----------------
                        Total U.S. mutual fund sales                              564.4                    521.1
              Mutual fund sales - Canada                                          204.3                    200.9
                                                                      ------------------         ----------------
                        Total mutual fund sales                         $         768.7            $       722.0
                                                                      ==================         ================

         Cash advanced on $.M.A.R.T. and $.A.F.E. Loans (1)             $         332.5            $       289.4

         Variable annuity net written premiums and deposits             $         126.3            $        54.2

         Travelers SECURE net written premiums (2)                      $          38.0            $         9.7


         (1) The $.M.A.R.T. and $.A.F.E. loan products are marketed by PFS; the receivables are reflected in the assets of Consumer Finance
               Services.

         (2) The Travelers SECURE property casualty insurance products are marketed by PFS; the premiums are reflected in the operating earnings of Travelers Property Casualty Corp.

                PROPERTY & CASUALTY INSURANCE SERVICES -- PAGE 1
                            (In millions of dollars)


                                                                                      For the quarter
                                                                                      ended March 31,
                                                                      --------------------------------------------
                                                                              1998                     1997
                                                                      --------------------       -----------------
         TOTAL P&C INSURANCE

         REVENUES
              Commercial Lines                                           $     1,696.7            $      1,624.1
              Personal Lines                                                     893.0                     805.0
              Other                                                                4.5                       2.2
                                                                      -----------------         ------------------
                        Total                                            $     2,594.2            $      2,431.3
                                                                      =================         ==================

         OPERATING EARNINGS

              Commercial Lines                                           $       224.6            $        193.5
              Personal Lines                                                     108.0                     107.5
                                                                      -----------------         ------------------

                                                                                 332.6                     301.0
              Financing costs and other                                          (28.7)                    (33.1)
              Minority interest                                                  (50.8)                    (48.3)
                                                                      -----------------         ------------------
                        Total                                           $        253.1            $        219.6
                                                                      =================         ==================

         GAAP CONSOLIDATED STATEMENT OF OPERATIONS
         -----------------------------------------
         Revenues:
              Premiums                                                  $      1,898.2            $      1,799.9
              Net investment income                                              507.9                     499.7
              Fee income                                                          82.0                      97.0
              Realized investment gains                                           66.4                       8.1
              Other revenues                                                      35.2                      24.4
                                                                      -----------------         ------------------
                        Total revenues                                         2,589.7                   2,429.1
                                                                      -----------------         ------------------
         Claims and expenses:
              Claims and claim adjustment expenses*                            1,427.9                   1,366.0
              Policyholder dividends                                              13.0                       7.1
              Amortization of deferred acquisition costs                         285.9                     283.1
              General and administrative expenses                                332.6                     332.0
                                                                      -----------------         ------------------
                        Total expenses                                         2,059.4                   1,988.2
                                                                      -----------------         ------------------
         Income before federal income taxes                                      530.3                     440.9
         Federal income taxes                                                    154.5                     134.7
                                                                      -----------------         ------------------
         Net income from property casualty operations                            375.8                     306.2
         Financing costs and other                                               (28.7)                    (33.1)
                                                                      -----------------         ------------------
              Total net income**                                        $        347.1            $        273.1
                                                                      =================         ==================

         *  Includes pre-tax:
              Catastrophe losses, net of reinsurance                    $         13.2            $          7.5
              Asbestos and environmental losses                         $         31.0            $         30.0
         ** Includes, net of taxes:
              Net investment income                                     $        364.8            $        347.3
              Realized investment gains                                 $         43.2            $          5.2

         STATUTORY COMBINED RATIO: (3)
         -----------------------------
         Loss and loss adjustment expense ratio                                   72.9%                     73.7%
         Other underwriting expense ratio                                         28.3%                     28.0%
                                                                      -----------------         ------------------
              Combined ratio                                                     101.2%                    101.7%
                                                                      =================         ==================

         STATUTORY COMBINED RATIO, AS ADJUSTED: (1), (3)
         -----------------------------------------------
         Loss and loss adjustment expense ratio                                   72.9%                     73.7%
         Other underwriting expense ratio                                         28.3%                     28.8%
                                                                      -----------------         ------------------
              Combined ratio                                                     101.2%                    102.5%
                                                                      =================         ==================

         (1) The 1997 first quarter net written premiums include an increase of $142.4 million due to a change to conform Aetna P&C's and Travelers P&C's methods of recording net written premiums, and an increase of $68.7 million due to an adjustment associated with a reinsurance transaction. The statutory combined ratio, as adjusted, excludes these transactions.
         (2) Based on 12 month rolling net written premiums.
         (3) Before policyholder dividends.

                PROPERTY & CASUALTY INSURANCE SERVICES -- PAGE 2
                            (In millions of dollars)


                                                                                      For the quarter
                                                                                      ended March 31,
                                                                      ---------------------------------------------
                                                                             1998                         1997
                                                                      -----------------            ----------------
         COMMERCIAL LINES

         NET WRITTEN PREMIUMS BY MARKET: (1)
         -----------------------------------
         National accounts                                              $         186.6             $         221.6
         Commercial accounts                                                      462.6                       560.5
         Select accounts                                                          378.6                       363.7
         Specialty accounts                                                       184.0                       192.6
                                                                      ------------------         -------------------
              Total net written premiums                                $       1,211.8             $       1,338.4
                                                                      ==================         ===================

         STATUTORY COMBINED RATIO: (2)
         -----------------------------
         Loss and loss adjustment expense ratio                                    78.2%                       81.7%
         Other underwriting expense ratio                                          28.6%                       27.4%
                                                                      ------------------         -------------------
              Combined ratio                                                      106.8%                      109.1%
                                                                      ==================         ===================

         STATUTORY COMBINED RATIO, AS ADJUSTED: (1), (2)
         -----------------------------------------------
         Loss and loss adjustment expense ratio                                    78.2%                       81.7%
         Other underwriting expense ratio                                          28.6%                       28.8%
                                                                      ------------------         -------------------
              Combined ratio                                                      106.8%                      110.5%
                                                                      ==================         ===================

         Catastrophe losses, net of reinsurance (after-tax)             $             -             $           4.9


         PERSONAL LINES

         NET WRITTEN PREMIUMS BY PRODUCT LINE: (3)
         -----------------------------------------
         Auto                                                           $         555.7             $         478.0
         Homeowners and other                                                     250.3                       296.9
                                                                      ------------------         -------------------
              Total net written premiums                                $         806.0             $         774.9
                                                                      ==================         ===================

         NET WRITTEN PREMIUMS BY DISTRIBUTION CHANNEL: (3)
         -------------------------------------------------
         Independent agents                                             $         682.5             $         707.4
         Affinity group marketing                                                  53.4                        36.7
         Joint marketing arrangements                                              32.1                        21.1
         SECURE                                                                    38.0                         9.7
                                                                      ------------------         -------------------
              Total net written premiums                                $         806.0             $         774.9
                                                                      ==================         ===================

         STATUTORY COMBINED RATIO:
         -------------------------
         Loss and loss adjustment expense ratio                                    65.2%                       61.2%
         Other underwriting expense ratio                                          28.0%                       28.9%
                                                                      ------------------         -------------------
              Combined ratio                                                       93.2%                       90.1%
                                                                      ==================         ===================

         STATUTORY COMBINED RATIO, AS ADJUSTED: (3)
         ------------------------------------------
         Loss and loss adjustment expense ratio                                    65.2%                       61.2%
         Other underwriting expense ratio                                          28.0%                       28.6%
                                                                      ------------------         -------------------
              Combined ratio                                                       93.2%                       89.8%
                                                                      ==================         ===================

         Catastrophe losses, net of reinsurance (after-tax)             $           8.6             $             -


         (1) The 1997 first quarter net written premiums include an increase of $142.4 million due to a change to conform Aetna P&C's and Travelers P&C's methods of recording net written premiums. The statutory combined ratio, as adjusted, excludes this transaction.
         (2)  Before policyholder dividends.
         (3) The 1997 first quarter net written premiums include an adjustment associated with a reinsurance transaction, which increased premiums written by independent agents by $68.7 million. The statutory combined ratio, as adjusted, excludes this transaction.

                               SELECTED OTHER DATA
                            (In millions of dollars)


                                                                            At March 31,                  At December 31,
                                                                               1998                            1997
                                                                      -----------------------         ---------------------

         INVESTMENT PORTFOLIO (AT CARRYING VALUE) (1)
         --------------------------------------------
            Fixed-income investments:
              Available for sale, at market:
                   Mortgage-backed securities - principally
                     obligations of U.S. Government agencies             $            8,726              $         8,998
                  U.S. Treasury securities and
                   obligations of U.S. Government corporations
                   and agencies                                                       3,912                        3,962
                   Corporates (including redeemable preferreds)                      27,428                       27,025
                   Obligations of states and political subdivisions                   9,124                        8,110
                   Debt securities issued by foreign governments                      1,339                        1,326
              Held to maturity, at amortized cost                                        38                           41
                                                                      ----------------------         --------------------
                        Total fixed income                                           50,567                       49,462
           Equity securities, at market                                               1,541                        1,624
           Mortgage loans and real estate held for sale                               3,470                        3,799
           Policy loans                                                               1,869                        1,872
           Short-term and other                                                       6,709                        5,077
                                                                      ----------------------         --------------------

                   Total invested assets                                 $           64,156              $        61,834
                                                                      ======================         ====================

         After tax unrealized gains on invested assets                   $            1,121              $         1,157
                                                                      ======================         ====================


         DETAIL OF MORTGAGE LOANS & REAL ESTATE
         --------------------------------------
         Performing mortgages                                            $            3,230              $         3,541
         Performing real estate (2)                                                     593                          607
                                                                      ----------------------         --------------------
              Total                                                      $            3,823              $         4,148
              Yield                                                                    11.6%                        10.7%

         Underperforming mortgages                                       $               49              $            19
         Underperforming real estate (2)                                                 31                           31
                                                                      ----------------------         --------------------
              Total                                                      $               80              $            50
              Yield                                                                     1.3%                         3.5%

         Total (2)                                                       $            3,903              $         4,198
                                                                      ======================         ====================
         Yield                                                                         11.4%                        10.5%
                                                                      ======================         ====================

         Proceeds from sales (year to date)                              $             106               $           944
                                                                      ======================         ====================


         (1) Represents Travelers Group's consolidated investments, which primarily support the company's insurance operations but also include corporate investments and investments managed on behalf of Consumer
              Finance Services.
         (2)  Includes real estate joint ventures.

                                      SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                 TRAVELERS GROUP INC.







Dated:  April 22, 1998                            By   /s/  William T. Bozarth
                                                       -----------------------
                                                            William T. Bozarth
                                                            Vice President